Filed Pursuant to Rule 424(b)(5)
Registration No. 333-283897
PROSPECTUS
Up to $75,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement, dated December 18, 2024, or the Sales Agreement, with Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, or the Agents, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus we may offer and sell up to $75.0 million of shares of our common stock, from time to time to or through the Agents.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “QNCX.” On December 17, 2024, the closing sale price of our common stock on the Nasdaq Global Select Market was $1.84 per share.
Sales of our common stock, if any, under this prospectus may be made by any method permitted by law that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific number or dollar amount of shares of our common stock. Each of the Agents will use commercially reasonable efforts, consistent with their normal sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.”
The Agents will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of shares sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page 16 for additional information regarding the compensation to be paid to the Agents.
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Cantor	H.C. Wainwright & Co.
The date of this prospectus is December 26, 2024.

ABOUT THIS PROSPECTUS
This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under the registration statement, we may, from time to time, sell any combination of the securities described in the registration statement. Under this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $75.0 million from time to time at prices and on terms to be determined by market conditions at the time of the offering.
Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and each of the Agents have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless the context requires otherwise, references to “Quince,” “the Company,” “we,” “us,” or “our” in this prospectus refer to Quince Therapeutics, Inc. and its consolidated subsidiaries.
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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider before deciding whether to invest in our common stock. Therefore, you should read the entire prospectus carefully (including the documents incorporated by reference in this prospectus), especially the “Risk Factors” section on page 3 and the documents incorporated by reference and our consolidated and condensed financial statements and the related notes incorporated by reference in this prospectus, before deciding to invest in our common stock.
Overview
We are a late-stage biotechnology company dedicated to harnessing the power of a patient’s own biology to deliver innovative therapies to those living with rare diseases.
Our proprietary Autologous Intracellular Drug Encapsulation (“AIDE”) technology platform is an innovative drug/device combination that uses an automated process designed to encapsulate a drug into the patient’s own red blood cells. Red blood cells have several characteristics that make them a potentially ideal vehicle for drug delivery, including potentially better tolerability, enhanced tissue distribution, reduced immunogenicity, and prolongation of circulating half-life. Our AIDE technology is designed to harness these benefits to allow for new and improved therapeutic options for patients living with high unmet medical needs. The AIDE technology platform is believed to confer several benefits over conventional therapies and can be applied to a broad range of small or large molecule drugs and biologics. Our Phase 3 lead asset, EryDex, leverages our AIDE technology to encapsulate Dexamethasone Sodium Phosphate (DSP) into a patient’s own red blood cells, and is targeted to treat a rare pediatric neurodegenerative disease, Ataxia-Telangiectasia.
By pioneering the delivery of a drug encapsulated in a patient’s own red blood cells, we seek to advance proprietary therapeutics that hold the potential to redefine the standard of care and meaningfully improve the quality of life for patients with rare disease.
Recent Developments
In connection with entering into the Sales Agreement with the Agents, we have terminated a certain Open Market Sale AgreementSM dated December 23, 2021with Jefferies LLC.
Corporate Information
We were incorporated as Cortexyme, Inc. in Delaware on June 20, 2012. In August 2022, we changed our name to Quince Therapeutics, Inc. Our principal executive offices are located at 611 Gateway Blvd., Suite 273, South San Francisco, California 94080. Our telephone number at that location is (415) 910-5717. Our corporate website address is www.quincetx.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document.
“Quince”, and the Quince Therapeutics, Inc. logo and other trademarks or service marks of Quince appearing in this prospectus are the property of Quince Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75.0 million.

Common stock to be outstanding immediately after this offering
Up to 84,037,535 shares, assuming the sale of $75.0 million of shares of our common stock in this offering at a public offering price of $1.84 per share, which was the closing price of our common stock on the Nasdaq Global Select Market on December 17, 2024. The actual number of shares issued in this offering will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	“At the market offering” that may be made from time to time through or to, at our option, either of the Agents. See “Plan of Distribution” beginning on page 16 of this prospectus.

Use of proceeds
We currently intend to use the net proceeds that we receive from this offering, if any, for working capital and general corporate purposes.
See the section titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors
See “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	“QNCX”
The number of shares of common stock to be outstanding after this offering is based on 43,276,606 shares of common stock outstanding as of September 30, 2024, and excludes:
•7,548,506 shares of common stock issuable upon the exercise of outstanding stock options granted under our 2019 Equity Incentive Plan (“2019 Plan”) as of September 30, 2024, with a weighted-average exercise price of $3.12 per share;
•2,333,306 shares of common stock issuable upon the exercise of outstanding stock options granted under our 2022 Inducement Plan as of September 30, 2024, with a weighted-average exercise price of $2.98 per share;
•163,839 shares of common stock issuable upon the exercise of outstanding stock options granted under the 2019 Novosteo Equity Incentive Plan as of September 30, 2024, with a weighted-average exercise price of $0.55 per share;
•2,288,074 shares reserved for future issuance under our 2019 Plan as of September 30, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
•1,924,262 shares of common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan as of September 30, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and
•1,666,694 shares reserved for future issuance under our 2022 Inducement Plan as of September 30, 2024.
Subsequent to September 30, 2024, we have issued 725,037 shares of common stock to EryDel shareholders pursuant to a certain purchase agreement entered in connection with EryDel acquisition. All of the information in this prospectus assumes no exercise of outstanding stock options or vesting of restricted stock units.

RISK FACTORS
You should consider carefully the risks described below and discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, and in our subsequent filings with the SEC incorporated by reference in this prospectus, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks below and incorporated by reference in this prospectus are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to This Offering
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds for working capital and general corporate purposes, which may include, research and development activities, general and administrative matters, and capital expenditures. Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have an adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds.”
Purchasers may experience immediate and substantial dilution in the tangible net book value of their investment.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 35,714,286 shares of our common stock are sold at a price of $2.10 per share pursuant to this prospectus, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on December 6, 2024, for aggregate gross proceeds of $75.0 million, you would experience immediate dilution of $1.43 per share, representing a difference between our net tangible book deficit per share as of September 30, 2024, after giving effect to this offering and the assumed offering price. To the extent that any options are exercised, any restricted stock units vest and are settled, any shares are purchased under our Employee Stock Purchase Plan, any new equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See the section titled “Dilution” on page 9 of this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.
Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of shares of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of shares of our common stock.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to an Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the term of the Sales Agreement, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the term of the Sales Agreement. Because the price per share of each share sold will fluctuate during the term of the Sales Agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sales of shares of common stock offered under this prospectus.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:
•our ability to successfully execute on our current strategic direction;
•future research and development activities, including the scope, success, cost and timing of any future development activities, preclinical studies and clinical trials, including clinical trials of EryDex or other pipeline compounds we advance through the drug development process;
•the timing and focus of any potential future clinical trials, and the reporting of data from those trials;
•our ability and timing of seeking and obtaining FDA and any other regulatory approvals for our drug candidates;
•the willingness of the FDA or other regulatory authorities to accept any future completed or planned clinical and preclinical studies and other work, as the basis for review and approval of our drug candidates for their respective indications;
•whether regulatory authorities determine that additional trials or data are necessary in order to accept a new drug application for review and/or approval;
•the ability of any future clinical trials to demonstrate safety and efficacy of our EryDex and other drug candidates, and other positive results;
•our financial performance;
•the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements;
•the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;
•our expectations related to the use of our available cash;
•our ability to service our debt obligations and maintain compliance with associated covenants
•our ability to obtain funding for our operations, including funding necessary to develop and commercialize our drug candidates;
•our expectations regarding the potential market size and the size of the patient populations for our drug candidates, if approved for commercial use, and the potential market opportunities for commercializing our drug candidates;
•our plans relating to commercializing our drug candidates, if approved;
•our plans and ability to establish sales, marketing and distribution infrastructure to commercialize any drug candidates for which we obtain approval;

•our ability to attract and retain key scientific and clinical personnel, in light of recent management changes and reduction in force;
•our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;
•our reliance on third parties to conduct clinical trials of our drug candidates, and for the manufacture of our drug candidates for preclinical studies and clinical trials;
•dependence upon the integrity of our supply chain, including multiple single-source suppliers;
•our reliance on third-party suppliers for certain of our raw materials and components;
•our ability to expand our drug candidates into additional indications and patient populations;
•the success of competing therapies that are or may become available;
•the beneficial characteristics, safety and efficacy of our drug candidates;
•governmental or regulatory delays, information requests, clinical holds, and regulatory developments in the United States and other jurisdictions;
•our ability to obtain and maintain regulatory approval of our drug candidates, and any related restrictions, limitations and/or warnings in the label of any approved drug candidate;
•our ability to obtain and maintain CE Certificates of conformity for the medical device components of our EryDex System in accordance with applicable legislation governing medical devices;
•our ability to transition CE Certifications under the previous Medical Device Directive, to a regulatory framework under MDR;
•our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;
•the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and technology;
•potential claims relating to our intellectual property;
•our ability to grow our organization and increase the size of our facilities to meet our anticipated growth;
•our ability to maintain compliance with Nasdaq listing requirements; and
•use of proceeds from the sale of shares of common stock under this prospectus, if any.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We discuss in greater detail many of these risks under the section titled “Risk Factors” in this prospectus, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having an aggregate offering price of up to $75.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.
We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses and capital expenditures.
The amounts and timing of the expenditures may vary significantly, depending upon numerous factors, including our proprietary research and development programs and our clinical trials as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds and may find it necessary or advisable to use the net proceeds for other purposes. Investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.
Pending these uses, we intend to invest the proceeds of this offering in short- and intermediate-term, investment grade interest-bearing securities.

DILUTION
If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value (deficit) per share of our common stock after this offering.
Our net tangible book deficit as of September 30, 2024, was $(19.6) million, or $(0.45) per share. Net tangible book value (deficit) is total tangible assets less our total liabilities divided by the number of outstanding shares of common stock prior to the completion of this offering.
After giving effect to the assumed sale by us of shares of our common stock having an aggregate offering price of $75.0 million at an assumed public offering price of $2.10 per share of common stock, which was the last reported sale price of our common stock on the Nasdaq Global Select Market on December 6, 2024, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $52.6 million, or $0.67 per share of common stock. This represents an immediate decrease in net tangible book deficit per share of common stock of $1.12 to existing stockholders and immediate dilution of $1.43 in net tangible book value (deficit) per share of common stock to new investors purchasing common stock in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share of common stock		$2.10
Net tangible book value (deficit) per share of common stock at September 30, 2024	$(0.45)
Decrease in net tangible book deficit per share of common stock attributable to new investors	1.12
As adjusted net tangible book value per share of common stock after giving effect to this offering		0.67
Dilution per share to new investors purchasing shares of common stock in this offering		$1.43
The shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the common stock in an aggregate amount of $75.0 million is sold in this offering at the assumed public offering price of $2.10 per share, a $0.50 increase in such offering price would increase our as adjusted net tangible book value (or decrease as adjusted net tangible book deficit) per share after this offering to $0.73 per share and the dilution to new investors to $1.87 per share, after deducting commissions and estimated offering expenses payable by us. A $0.50 decrease in the assumed public offering price of $2.10 per share would decrease our as adjusted net tangible book value per share after this offering to $0.58 per share and the dilution to new investors to $1.02 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.
The number of shares of common stock to be outstanding after this offering is based on 43,276,606 shares of common stock outstanding as of September 30, 2024, excluding:
•7,548,506 shares of common stock issuable upon the exercise of outstanding stock options granted under our 2019 Equity Incentive Plan (“2019 Plan”) as of September 30, 2024, with a weighted-average exercise price of $3.12 per share;
•2,333,306 shares of common stock issuable upon the exercise of outstanding stock options granted under our 2022 Inducement Plan as of September 30, 2024, with a weighted-average exercise price of $2.98 per share;
•163,839 shares of common stock issuable upon the exercise of outstanding stock options granted under the 2019 Novosteo Equity Incentive Plan as of September 30, 2024, with a weighted-average exercise price of $0.55 per share;

•2,288,074 shares of common stock reserved for future issuance under our 2019 Plan as of September 30, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan;
•1,924,262 shares of common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan as of September 30, 2024, as well as any automatic increases in the number of shares of common stock reserved for future issuance under this plan; and
•1,666,694 shares of common stock reserved for future issuance under our 2022 Inducement Plan as of September 30, 2024.
Subsequent to September 30, 2024, we have issued 725,037 shares of common stock to EryDel shareholders pursuant to a certain purchase agreement entered in connection with EryDel acquisition. To the extent that stock options, are exercised, restricted stock units, units vest, new stock options, or restricted stock units are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

DESCRIPTION OF CAPITAL STOCK
The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, or the Certificate of Incorporation, and amended and restated bylaws, or the Bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our Certificate of Incorporation and Bylaws. For information on how to obtain copies of our Certificate of Incorporation and Bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus.
General
Under our amended and restated certificate of incorporation, we have authority to issue 100,000,000 shares of our common stock, par value $0.001 per share, and we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for the election of directors is not provided for in our restated certificate of incorporation, which means the holders of a majority of our shares of common stock can elect all of the directors then standing for election.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences
Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares constituting any series.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders. The issuance of redeemable convertible preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.
Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation and our amended and restated bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Undesignated Preferred Stock
As discussed above, our board of directors have the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.
Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting
Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. In addition, our amended and restated bylaws provides that special meetings of the stockholders may be called only by the chairperson of the board, the Chief Executive Officer, the lead independent director, or at the request of a majority of our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.
Board Classification
Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board.
No Cumulative Voting
Our amended and restated certificate of incorporation and amended and restated bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Amendment of Charter and Bylaws Provisions
The amendment of the above provisions of our amended and restated certificate of incorporation will require approval by holders of at least two thirds of our outstanding capital stock entitled to vote generally in the election of directors. The amendment of our amended and restated bylaws will require approval by the holders of at least two thirds of our outstanding capital stock entitled to vote generally in the election of directors.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or
•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the Nasdaq Global Select Market, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware

General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. While the Delaware Supreme Court recently determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us, our directors, officers, employees or agents in a venue other than in the federal district courts of the United States of America. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation, and this may require significant additional costs associated with resolving such action in other jurisdictions.
Business Combinations with Interested Stockholders
Subject to certain exceptions, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a business combination (as defined in such section) with an “interested stockholder” (defined generally as any person who beneficially owns 15% or more of the outstanding voting stock of such corporation or any person affiliated with such person) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock of such corporation outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (A) by persons who are directors and also officers of such corporation and (B) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock of such corporation not owned by the interested stockholder.
Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•any breach of the director’s duty of loyalty to us or to our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our amended and restated bylaws, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into an indemnification agreement with each member of our board of directors and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
 The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “QNCX.”
Transfer Agent and Registrar
The transfer agent for our common stock is Equiniti Trust Company, LLP. Its address is 6201 15th Avenue, Brooklyn, NY 11219.

PLAN OF DISTRIBUTION
We have entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with the Agents. Pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate gross sales price of up to $75.0 million from time to time through or to the Agents acting as sales agent or principal. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.
Upon delivery of a placement notice to an Agent and subject to the terms and conditions of the Sales Agreement, such Agent may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions.
We will pay the Agents’ commissions, in cash, for their services in acting as sales agents in the sale of our common stock. The aggregate compensation payable to each Agent will be equal to 3.0% of the aggregate gross proceeds from each sale of shares of common stock by such Agent pursuant to the Sales Agreement. We have also agreed to reimburse a portion of the Agents’ expenses, including the legal fees, in connection with this offering, and disbursements of its legal counsel, (a) in an amount not to exceed $75,000 in connection with the execution of the Sales Agreement, (b) in an amount not to exceed $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to the Agents pursuant to the Sales Agreement for which no waiver is applicable and excluding the date of the Sales Agreement, and (c) in an amount not to exceed $45,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of common stock to be sold pursuant to the Sales Agreement and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements, if any, payable to the Agents under the terms of the Sales Agreement, will be approximately $255,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
Settlement for sales of shares of common stock will occur on the first trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by us and the applicable Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Agent against certain liabilities, including liabilities under the Securities Act and the Exchange Act.
The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sales of all shares of our common stock subject to the Sales Agreement, or (2) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon ten days’ prior notice.
Cantor Fitzgerald & Co. has provided various investment banking services to us. The Agents and their respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us, our subsidiaries and our affiliates, for which services they may in the future receive customary fees.

To the extent required by Regulation M, the Agents will not engage in any market-making activities involving our common stock while the offering is ongoing under this prospectus.
This prospectus in electronic format may be made available on a website maintained by either of the Agents, and each Agent may distribute this prospectus electronically.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “QNCX.”

LEGAL MATTERS
Cooley LLP, Palo Alto, California will pass upon the validity of the shares of common stock offered hereby. Duane Morris LLP, New York, New York, is representing the Agents in connection with the offering.
EXPERTS
The consolidated financial statements of Quince Therapeutics, Inc. as of December 31, 2023 and 2022 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is www.quincetx.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39753):
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 13, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;
•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 13, 2024;
•the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed with the SEC on April 24, 2024;
•our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 3, 2024, January 5, 2024, January 29, 2024, February 15, 2024, June 6, 2024, June 21, 2024, and November 14, 2024; and
•the description of our common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on May 1, 2019 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021.
All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Quince Therapeutics, Inc.
611 Gateway Boulevard, Suite 273
South San Francisco, California 94080
Attn: Corporate Secretary
(415) 910-5717

Up to $75,000,000
Common Stock

PROSPECTUS

Cantor	H.C. Wainwright & Co.
        December 26, 2024